EXHIBIT 24.1


                                POWER OF ATTORNEY

         I, the undersigned Director of K-tel International, Inc., a Minnesota corporation, do hereby name, constitute and appoint David Weiner and Mark J. Dixon, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director of K-tel International, Inc. to sign and execute a Registration Statement on Form S-8 and any amendments thereto, relating to the registration with the Securities and Exchange Commission of up to 442,500 shares of Common Stock, par value $.01 per share, of K-tel International, Inc. in connection with non-qualified stock options granted by the Board of Directors of K-tel International, Inc. or the Compensation Committee thereof.

         Executed this 18th day of February, 1997.



/s/ Mark J. Dixon                        /s/Jeffrey M. Koblick
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Mark J. Dixon                            Jeffrey M. Koblick


/s/ Philip Kives                         /s/ Louis Scheimer
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Philip Kives                             Louis Scheimer


/s/ Garry Kieves                         /s/ David Weiner
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Garry Kieves                             David Weiner